Exhibit 10.13




                            THE ALLSTATE CORPORATION

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                   AMENDED AND RESTATED AS OF FEBRUARY 5, 1997




I.       PURPOSE.

         The purpose of this Plan is to offer non-employee members of the Board of Directors of the Company the opportunity to defer receipt of cash compensation to which they would otherwise be entitled for services rendered as directors of the Company, as an incentive to their continued participation as such directors.

II.      DEFINITIONS.

         A. "Beneficiary" shall mean the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant, or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, his estate.

         B. "Common Share Unit" shall mean a Deferred Amount which is converted into a unit or fraction of a unit for purposes of the Plan by dividing a dollar amount by the Fair Market Value of one share of the Company's Common Stock.

         C. "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         D.       "Company" shall mean The Allstate Corporation.

         E. "Compensation" shall mean cash payments which the Participant would otherwise receive from the Company for services rendered as a Non-Employee Director, including retainer fees and meeting fees.

         F.       "Deferred   Amount"  shall  mean  an  amount  of  Compensation
                  deferred under the Plan and carried during the deferral period in any Account provided for in the Plan.

         G. "Distribution Date" shall mean the date designated by a Participant in the Notice of Election form for commencement of distribution of Accounts.


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         H.       "Dividend  Equivalent"  shall mean an amount equal to the cash dividend paid on one share of the Company's Common Stock credited to an Account for each Common Share Unit credited to such Account.

         I. "Fair Market Value" as of any applicable date shall be the mean between the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape or, if no such reported sale of the Common Stock shall have occurred on such date, on the next succeeding date on which there was such a reported sale.

         J. "Hardship" shall mean an emergency or unexpected situation in the Participant's financial affairs including, but not limited to, illness or accident involving the Participant or his/her dependents which, in the opinion of the Compensation and Nominating Committee of the Board of Directors of the Company, presents a severe economic difficulty to the Participant, due to which a distribution of the balance of any Account (as defined below) is appropriate.

         K. "Non-Employee Director" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries.

         L. "Notice of Election" shall mean a notice in writing signed by a Non-Employee Director which specifies the type and amount of Compensation to be deferred (or to be discontinued from deferral), the Account or Accounts to which any Deferred Amount is to be credited, the date and manner of distribution of any Deferred Amount and such other information as may be requested by the Company.

         M. "Participant" shall mean any Non-Employee Director who elects to defer any amount of Compensation under the Plan.

         N.       "Plan"  shall  mean  The  Allstate   Corporation  Amended  and
                  Restated   Deferred   Compensation   Plan   for   Non-Employee
                  Directors.

         O. "S&P 500 Index" shall mean the Standard & Poor's 500 Composite Stock Price Index which is a market value-weighted index consisting of 500 common stocks of large U.S. domiciled companies selected by Standard and Poor's Corporation ("S&P") through a detailed screening process starting on a macro-economic level and working toward a micro-economic level dealing with company specified information such as market value, industry group classification, capitalization and trading activity. S&P's primary objective for the S&P index is to represent the segment of the U.S. equity securities markets consisting of large market

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                  capitalization stocks. However,  companies are not selected by
                  S&P for inclusion because they are expected to have superior stock price performance relative to the market in general or other stocks in particular.

         P. "Secretary" shall mean the duly elected Secretary of the Company.

         Q. "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar equity ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more
                  Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, the manager or the general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

III.     ELECTION TO DEFER COMPENSATION.

         Each Non-Employee Director may elect to defer the payment of all or any part of his or her Compensation into a specified Account by executing and delivering to the Secretary a Notice of Election. Subject to the next sentence, an election to defer payment of Compensation shall continue in effect with respect to all future Compensation until revoked or revised by the execution and delivery to the Secretary of a subsequent Notice of Election. Each Notice of Election (whether initial or subsequent) shall be effective only as to Compensation payable on or after the first day of the month following the month in which such Notice of Election is received by the Secretary; provided, that if such Notice of Election is received less than 30 days prior to the date on which any such Compensation is payable, then such election shall be effective only as to Compensation payable on or after the first day of the next month following such date.


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IV.      TREATMENT OF DEFERRED AMOUNTS.

         The Company shall establish on its books the necessary accounts ("Account" or collectively, "Accounts") to accurately reflect the Company's liability to each Participant. To each Account shall be credited, as applicable, Deferred Amounts, Dividend Equivalents, and interest. Payments to the Participant or amounts transferred to another Account under the Plan shall be debited to the appropriate Account.

         A. Account #1 - Interest-Bearing Account. Compensation deferred into an Interest-Bearing Account shall be credited to the Account on the same date when it would otherwise be payable to the Participant. Deferred Amounts carried in this Account shall earn interest from the date of credit to the date of payment. On the last day of each calendar month, interest at a rate equal to one-twelfth of the per annum interest rate as reported for Dealer Commercial Paper - 90 day in The Wall Street Journal for the first business day of such month shall be credited to the amounts previously accrued in each Account for the period from and including the first day of such month to and including the last day of such month.

         B. Account #2 - Common Share Unit Account. Compensation deferred into a Common Share Unit Account shall be credited to the Account on the same date when it would otherwise by payable to the Participant. Such Deferred Amounts shall be converted into a number of Common Share Units on the date credited to the Account by dividing the Deferred Amount by the Fair Market Value on such date. If Common Share Units exist in a Participant's Account on a dividend record date for the Company's common shares, Dividend Equivalents shall be credited to the Participant's Account on the related dividend payment date, and shall be converted on such date into the number of Common Share Units which could be purchased with the amount of Dividend Equivalents so credited.

                  In the event of any change in the Company's common shares outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, the Secretary shall make such equitable adjustments, if any, by reason of any such change, deemed appropriate in the number of Common Share Units credited to each Participant's Account. No Common Stock shall be issued or issuable at any time in connection with any Common Share Unit Account.

         C. Account #3 - S&P 500 Index Account. Compensation deferred into the S&P 500 Index Account shall be credited to the Account on the same date when it would otherwise by payable to the Participant. On the last day in each calendar month the amounts in the Participant's Account shall be adjusted by a percentage factor based on the total return (including dividends) of the S&P 500 Index from the


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                  date the  amounts  were  credited  to the  Account for amounts credited during such month or from the last day of the preceding month for amounts in the Account on such day. Similar adjustments shall also be made on any date the Account is debited by reason of any transfer of an amount to another Account or distribution to the Participant. In the event that the S&P 500 Index is not published for any date referred to above, the S&P 500 Index for the closest day preceding such date for which such Index is published shall be used.


         D. Account #4 - Money Market Account. Compensation deferred into a Money Market Account shall be credited to the Account on the same date when it would otherwise be payable to the Participant. Deferred Amounts credited to the Account shall earn additional amounts which will be credited to the Account on the last day of each calendar month based upon the average yield on the Dean Witter InterCapital Liquid Asset Fund for such month, pro rata for the portion of such month when such Deferred Amounts were carried in the Account.

         E. Transfers Between Accounts. Transfers between Accounts may be made at any time requested by the Participant upon application to the Secretary.

V.       DISTRIBUTION.

         A. Subject to Section V.C and Section V.D, distribution of Accounts shall commence as of the Distribution Date specified by the Participant in said Participant's applicable Notice of Election form. Any such Distribution Date shall be no later than one year after the Participant's termination from the Board of Directors of the Company. The Participant may revise the terms of distribution of the Participant's Accounts by submitting a revised Notice of Election, provided that (i) the revised Notice of Election form shall be filed by the Participant with the Secretary not later than twelve months prior to the Participant's normal retirement date from the Board of Directors of the Company, and (ii) in any event, distribution of the Participant's Accounts shall not commence earlier than twelve months after the Participant's revised Notice of Election form is filed with the Secretary.

         B. Subject to Section V.C and Section V.D, payment of the amount in each Account shall be either in the form of a lump sum or in annual installments over a period of years not to exceed ten (10) years as selected by the Participant in the
                  applicable   Notice  of  Election  form.  The  amount  of  any
                  installment payment shall be determined by multiplying the amount to which the Participant would be entitled as a lump sum (which amount includes earnings credited thereon) on the installment date by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments.


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         C.       In the event of the Participant's death or disability prior to the Distribution Date or after annual installments to the Participant have commenced but before full distribution has been made, the then remaining balance in each Account shall be
                  paid  in  a  lump-sum  to  the   Beneficiary   or   contingent
                  Beneficiary designated in the Notice of Election form, or to the estate of the deceased Participant if there is no surviving Beneficiary or contingent Beneficiary. In either such event the lump sum payment shall be valued as of the first day of the month following the Participant's date of death. A Participant may change the Beneficiary or contingent Beneficiary from time to time by filing with the Secretary a written notice of such change; provided, however, that no such notice of change of Beneficiary shall be effective unless it had been received by the Secretary prior to the date of the Participant's death.

         D. Upon demonstration of Hardship by the Participant to the Compensation and Nominating Committee of the Board of Directors of the Company, distribution of a Participant's Accounts, or the remaining balance of any unpaid installments, as the case may be, may be made in a lump sum.


VI.      MISCELLANEOUS.

         A. The Board of Directors of the Company may amend or terminate the Plan at any time; however, any amendment or termination of the Plan shall not affect the rights of Participants or Beneficiaries to payment, in accordance with Section V of the Plan, of amounts credited to Participants' Accounts at the time of such amendment or termination. The Board of Directors of the Company and the Secretary may in their discretion prescribe such provisions and interpretations of the Plan as they shall deem necessary or advisable. Expenses of the Plan shall be borne by the Company and its Subsidiaries.

         B. The Plan does not create a trust in favor of a Participant, a Participant's designated Beneficiary or Beneficiaries, or any other person claiming on a Participant's behalf, and the obligation of the Company is solely a contractual obligation to make payments due hereunder. In this regard, the balance in any Account shall be considered a liability of the Company and a Participant's right thereto shall be the same as any unsecured general creditor of the Company. Neither a
                  Participant nor any other person shall acquire any right, title, or interest in or to any amount outstanding to a Participant's credit under the Plan other than the actual payment of such portions thereof in accordance with the terms of the Plan.

         C. No right or benefit under or interest in the Plan shall be transferable by a Participant, other than by will or the laws of descent and distribution or to a


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                  revocable inter vivos trust in which such  participant is sole settlor, trustee and beneficiary.

         D. Construction of the Plan shall be governed by the laws of Delaware.

         E.       The  terms  of the  Plan  shall be  binding  upon  the  heirs,
                  executors,    administrators,     personal    representatives,
                  successors and assigns of all parties in interest.

         F. The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

         G. Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company and the Board of Directors with respect thereto.

         H. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.


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